Exhibit 99.1

FIDUS INVESTMENT CORPORATION APPOINTS SHELBY E. SHERARD

CHIEF FINANCIAL OFFICER AND SECRETARY

EVANSTON, Ill., May 13, 2014 – Fidus Investment Corporation (NASDAQ:FDUS) (“Fidus” or the “Company”) today announced that it has appointed Shelby E. Sherard as Chief Financial Officer and Secretary, effective June 2, 2014. Ms. Sherard replaces Cary L. Schaefer, who will remain the Company’s Chief Compliance Officer in addition to assuming a senior investment professional role.

“Shelby is a proven and well-rounded senior-level financial executive with 20 years of business and financial services experience,” said Edward Ross, Chairman and CEO of Fidus Investment Corporation. “She possesses the applicable skill set in accounting and tax, the public company experience and the leadership capabilities that we believe make her ideally suited for this important role at Fidus. On behalf of the Board of Directors, we welcome Shelby to Fidus and look forward to her contributions to the Company as we continue to execute our strategy of building an attractive risk-adjusted investment portfolio. We also would like to thank Cary for ensuring a smooth transition and for her many contributions to the Company’s success.”

Ms. Sherard, (43), most recently was a financial executive at Prologis, Inc., a leading owner, operator and developer of industrial real estate, first serving as Chief Financial Officer, Americas, and then overseeing the U.S. tax department. Previously, she served as the Finance Director for Chicago Union Station Development Company, LLC, a real estate development company. From 2005 through 2006, Ms. Sherard served as Executive Vice President and Chief Financial Officer of Grubb & Ellis Company, a publicly traded real estate services company. From 2002 through 2005, Ms. Sherard was the Chief Financial Officer and Senior Vice President of SiteStuff, Inc., a company based in Austin, Texas, which provides procurement solutions for the commercial real estate industry. Previously Ms. Sherard held positions at Morgan Stanley and LaSalle Partners Inc. Ms. Sherard is a CPA and holds an MBA from the Wharton School, a bachelor’s degree from Northwestern University and a master’s degree in tax from the University of Illinois.

ABOUT FIDUS INVESTMENT CORPORATION

Fidus Investment Corporation provides customized debt and equity financing solutions to lower middle-market companies, which the Company generally defines as U.S. based companies having revenues between $10.0 million and $150.0 million. Fidus’ investment objective is to provide attractive risk-adjusted returns by generating both current income from our debt investments and capital appreciation from our equity related investments. Fidus seeks to partner with business owners, management teams and financial sponsors by providing customized financing for change of ownership transactions, recapitalizations, strategic acquisitions, business expansion and other growth initiatives.

Fidus is an externally managed, closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. In addition, for tax purposes, Fidus has elected to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. Fidus was formed in February 2011 to continue and expand the business of Fidus Mezzanine Capital, L.P., which commenced operations in May 2007 and is licensed by the U.S. Small Business Administration as a small business investment company.

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are based on management’s current expectations, estimates, projections, beliefs and assumptions about the Company, its current and prospective portfolio investments, and its industry. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, difficult to predict and could cause actual results to differ materially from those expected or forecasted in such forward-looking statements. Actual developments and results are likely to vary materially from these estimates and projections as a result of a number of factors, including those described from time to time in Fidus’ filings with the Securities and Exchange Commission. Such statements speak only as of the time when made, and Fidus undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Company Contact:	Investor Relations Contact:
Edward H. Ross	Stephanie Prince/Jody Burfening
Chief Executive Officer	LHA
Fidus Investment Corporation	(212) 838-3777
847-859-3940	sprince@lhai.com